The Funds entered into an Agreement
 and Plan of Reorganization with the
DG Investor Series (the "DG Funds")
 pursuant to which all of the assets
and liabilities of each DG Fund
transferred to a fund of ISG in
exchange for shares of the
corresponding fund of ISG.  Each
 DG Fund listed below transferred
 all of its assets and liabilities to
the corresponding ISG Fund identified
 opposite its name in exchange for
shares of such ISG Fund:

DG Funds
ISG Funds
DG Treasury Money Market Fund
ISG Treasury Money Market Fund
DG Prime Money Market Fund
ISG Prime Money Market Fund
DG Limited Term Government Income Fund
ISG Limited Term U.S. Government Fund
DG Government Income Fund
ISG Government Income Fund
DG Municipal Income Fund
ISG Municipal Income Fund
DG Equity Fund
ISG Large-Cap Equity Fund
DG Opportunity Fund
ISG Small-Cap Opportunity Fund
DG International Equity Fund
ISG International Equity Fund

The reorganization, which qualified
 as a tax-free exchange for federal
income tax purposes, was completed
 on December 14, 1998 and was
approved by shareholders of the
DG Funds at a special shareholder
meeting held on December 11, 1998.

For more detailed information please
refer to the Proxy material filed on
Form DEFA14A by the DG Investor
 Series(40'Act# 811-0667)
 filed 10/23/98; CIK# 883843